[Form of Fixed Rate Registered Note]
[Face of Security]
           [If the Security is an Original Issue Discount Security, insert—This Security has been Issued with “Original Issue Discount” for U.S. Federal Income Tax Purposes. The amount of Original Issue Discount on this Security is ___% of its Principal Amount, the Issue Date is      , 20__, [and] the Yield To Maturity is __% [, the method used to determine the yield is __________ and the amount of original issue discount applicable to the short accrual period of __________, 20__ to __________, 20__ is ____% of the Principal Amount of this Security].1]
          Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued in exchange for this certificate or any portion hereof is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person other than DTC or otherwise is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
          This security is a Global Security within the meaning of the Fiscal Agency Agreement referred to hereinafter. this global security may not be exchanged, in whole or in part, for a Security registered in the name of any person other than DTC or a nominee thereof, except in the limited circumstances set forth in Section 5(b) of the Fiscal Agency Agreement, and may not be transferred, in whole or in part, except in accordance with the restrictions set forth in Section 6 of the Fiscal Agency Agreement. Beneficial interests in this Global Security may not be transferred except in accordance with Section 6 of the Fiscal Agency Agreement.

[1]	Include bracketed phrase only if the Securities of the Series are to have a short accrual period.
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No. R-___	Initial Principal Amount:
CUSIP: _________
New South Wales Treasury Corporation
Medium-Term Note, Series A
(Fixed Rate Registered Note)
Guaranteed by The Crown in Right of New South Wales

Specified Currency — Principal:	Redemption Period:

Specified Currency — Interest:	Redemption Commencement Date:

Option to Receive Payment in Specified Currency:	Redemption Prices:

Issue Date:	Repayment Date(s):

Interest Rate: %	Repayment Prices:

Interest Payment Date(s):	Original Issue Discount: Issue Price %

Exchange Rate as of __________ ___, ___ [insert Business Day prior to day offer was accepted]: U.S.$1.00= ____	Total amount of OID:

Exchange Rate Agent:	OID as a percentage of Principal Amount:

Stated Maturity:	Yield to Maturity: %

Denominations:	Short Accrual Period OID:

Alternative day count convention:

Other terms:

Addendum Attached:

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          Terms left blank or marked “N/A”, “No”, “None” or in a similar manner do not apply to this Security except as otherwise may be specified.
          Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise. Other terms used in this Security that are not defined herein but that are defined in the Fiscal Agency Agreement referred to on the reverse of this Security are used herein as defined therein.
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          New South Wales Treasury Corporation, a statutory corporation constituted pursuant to the Treasury Corporation Act 1983 of New South Wales (herein called the “Issuer”, which term includes any successor person hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the Initial Principal Amount specified above (such Initial Principal Amount, as it may from time to time be adjusted by endorsement on Schedule A hereto, is hereinafter referred to as the “Principal Amount”) in the Specified Currency specified above on the Stated Maturity specified above, or such earlier date as the principal of the Security may become due in accordance with the terms hereof (each such date being hereinafter referred to as “maturity” with respect to the principal repayable on such date), and to pay interest thereon, from the Issue Date specified above or from the most recent Interest Payment Date to which interest on this Security (or any predecessor Security) has been paid or duly provided for in arrears on such Interest Payment Dates specified on the face hereof (each an “Interest Payment Date”) and at maturity, at a rate per annum equal to the Interest Rate specified on the face hereof (the “Interest Rate)”, until the principal hereof is paid or duly made available for payment, and at the rate then accruing on this Security on any overdue premium or installment of interest.
          This Security is a direct, unconditional, unsubordinated and irrevocable obligation of the Issuer and has the benefit of the statutory charge on the income and revenue of the Issuer provided by Section 22C(1) of the Public Authorities (Financial Arrangements) Act 1987 of New South Wales (the “PAFA Act”). Furthermore, by Section 22G(1) of the PAFA Act, money payable by the Issuer under this Security ranks and will continue to rank equally without preference by reason of priority of date or otherwise with all obligations to repay financial accommodation, financial adjustments and joint financing arrangements (as each of those terms are defined by the PAFA Act) which repayment is secured by the income and revenue of the Issuer.
          Payment of all amounts owing on this Security is guaranteed by The Crown in Right of New South Wales (the “Guarantor”) pursuant to Section 22A(1) of the PAFA Act (the “Guarantee”). Pursuant to Section 22G(2) of the PAFA Act, all obligations of the Guarantor under the Guarantee rank equally without preference with all other outstanding obligations of the Guarantor and are to be discharged out of the fund formed under Part 5 of the Constitution Act 1902 of New South Wales constituting all public moneys collected, received or held by any person for or on behalf of the State of New South Wales, without any appropriation other than in accordance with Section 22I of the PAFA Act. The Guarantee will be governed by, and interpreted in accordance with, the laws of the State of New South Wales of the Commonwealth of Australia.
          The interest so payable, and punctually paid or duly provided for, on any such Interest Payment Date will be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Business Day as hereinafter defined) next preceding such Interest Payment Date (the “Regular Record Date”); provided, however, that interest payable at maturity but on a day that is not an Interest Payment Date will be payable to the person to whom principal (and premium, if any) shall be payable; and, provided, further, that if the Issue Date is after a Regular Record Date and before the next
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succeeding Interest Payment Date the first payment of interest shall be payable on the Interest Payment Date following the next succeeding Regular Record Date to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on such next succeeding Regular Record Date.
          Any such interest which is payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the holder on such Regular Record Date and such defaulted interest may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Issuer, notice whereof shall be given to the holder of this Security by the Issuer or by the Paying Agent or Fiscal Agent on the instruction of and on behalf of the Issuer not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange.
          Unless the holder hereof is entitled to make, and has made a Specified Currency Payment Election (as hereinafter defined), payment of principal of (and premium, if any) and interest on this Security will be made in U.S. dollars in amounts converted from the Specified Currency determined as set forth below. The Specified Currency for any payment shall be the currency specified as such on the face of this Security unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Issue Date, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the euro is specified on the face of this Security as the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (as defined on the reverse hereof), provided that, if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Issuer on such day for the purposes of the seventh succeeding paragraph.
          Principal of (and premium, if any, on) this Security shall be payable against surrender hereof at the corporate trust office of the Paying Agent hereinafter referred to or at such other offices or agencies as the Issuer may designate and notify the holders as provided in herein and at the offices of such other Paying Agents as the Issuer shall have appointed pursuant to the Fiscal Agency Agreement (each a “Place of Payment”). Payments of interest on this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the aforementioned register or, in the case of payments of principal (and premium, if any) to such other address as the registered holder may specify upon such surrender; provided, further, that any payments shall be made, in the case of a
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registered holder of at least U.S.$10,000,000 aggregate principal amount of Securities of such series, by wire transfer to an account maintained by the payee with a bank located in The City of New York if such registered holder so elects by giving notice to the Paying Agent, not less than 15 Business Days (or such fewer days as the Paying Agent may accept at its discretion) prior to the date of the payments to be obtained of such election and of the account to which payments are to be made. Any such transfer instructions received by the Paying Agent shall be in effect until revoked by the holder.
          If the holder of this Security shall not have duly made an election to receive all or a portion of any payment of principal, premium, if any and/or interest in respect of this Security as described in the next succeeding paragraph, any U.S. dollar amount to be received shall be calculated by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Issuer for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Securities of this series scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs shall be borne by the holder of this Security by deductions from such payments. If three such bid quotations are not available, payments on this Security shall be made in the Specified Currency.
          Unless otherwise indicated herein, if the Specified Currency is other than U.S. dollars, the holder of this Security may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Security in the Specified Currency (a “Specified Currency Payment Election”) by submitting a written request for such payment to the Paying Agent at its corporate trust office on or prior to the applicable Regular Record Date, in the case of any payment of interest, or at least 16 calendar days prior to the stated maturity, or any redemption or repayment date, in the case of payment of any principal or premium, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The holder of this Security may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election shall remain in effect until revoked by written notice to the Paying Agent, but written notice of any such revocation must be received by the Paying Agent on or prior to the Regular Record Date or at least 16 calendar days prior to the payment of any principal or premium, as the case may be.
          If the Specified Currency is a currency other than U.S. dollars, and a Specified Currency Payment Election is duly made pursuant to the preceding paragraph, the Issuer will make payments by wire transfer of immediately available funds to any account that is maintained in the applicable Specified Currency at a bank designated by the holder of this Security and is acceptable to the Issuer and the Paying Agent. To designate an account for wire payment, the holder, as of the applicable Regular Record Date, must give the Paying Agent appropriate wire instructions at least 5 Business Days before the requested wire payment is due. In the case of any interest
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payment due on an Interest Payment Date, the instructions must be given by the person or entity who is the holder on the Regular Record Date. In the case of any other payment, the payment will be made only after the Security is surrendered to the Paying Agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.
          The Issuer covenants that until this Security has been delivered to the Paying Agent for cancellation, or monies sufficient to pay the principal of (and premium, if any, on) and interest on this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain a Paying Agent and Transfer Agent for the payment of the principal of (and premium, if any, on) and interest on the Securities as herein provided.
          Notwithstanding the foregoing, if any amount payable on this Security is payable on any day (including at maturity) in a Specified Currency other than U.S. dollars, and if such Specified Currency is not available to the Issuer on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Issuer, the Issuer will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of the noon buying rate for cable transfers in The City of New York for such Specified Currency (the “Exchange Rate”) as of the latest day before the day on which such payment is to be made. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under this Security.
          The Issuer agrees to indemnify the holder of any Security against any loss incurred by such holder as a result of any judgment or order being given or made against the Issuer for any amount due hereunder and such judgment or order requiring payment in a currency (the “Judgment Currency”) other than the Specified Currency, and as a result of any variation between (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which such holder, on the date of payment of such judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by such holder. The foregoing indemnity constitutes a separate and independent obligation of the Issuer and continues in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” includes any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.
          All payments by the Issuer of or in respect of, principal of, and any premium and interest on, this Security will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Commonwealth of Australia (the “Commonwealth”) or any political subdivision or authority thereof or therein having power to tax, unless the withholding or deduction of the taxes, duties, assessments or governmental charges is required by law. In that event, the Issuer or, as the case may be, the Guarantor will pay the additional amounts as may be necessary in
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order that the net amounts receivable by the holder of this Security after the withholding or deduction (and after deduction of any additional taxes, duties, assessments or governmental charges payable in respect of such additional amounts) shall equal the respective amounts of principal and interest which would have been receivable in respect of this Security, in the absence of the withholding or deduction. However, no additional amounts shall be so payable for or on account of:
(a) any tax, duty, assessment or other governmental charge which would not have been imposed, deducted or withheld but for the fact that such holder or the beneficial owner of this Security:
(i) is or was a resident, domiciliary or national of, or engaged in trade or business or maintained a permanent establishment or is or was physically present in the Commonwealth or any of its territories or any political subdivision thereof or any taxing authority thereof or therein or otherwise had some present or former connection with the Commonwealth or any of its territories or any political subdivision thereof or any taxing authority thereof or therein, other than merely the ownership of, or receipt of payment under, this Security; or
(ii) presented (if presentation shall be required) this Security more than thirty (30) days after the date on which the payment in respect of this Security first became due and payable or provided for, whichever is later, except to the extent that the holder of this Security would have been entitled to such additional amounts if it had presented this Security for payment on any day within such period of thirty (30) days;
(b) any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, duty, assessment or other governmental charge;
(c) any tax, duty, assessment or other governmental charge that is payable other than by deduction or withholding from payments made under or with respect to this Security;
(d) any tax, duty, assessment or other governmental charge that is imposed, deducted or withheld by reason of the holder or the beneficial owner of this Security being an “associate” of the Issuer for the purposes of Section 128F(6) of the Income Tax Assessment Act 1936 of the Commonwealth;
(e) any tax, duty, assessment or other governmental charge that is imposed, deducted or withheld by reason of the failure of the holder or the beneficial owner of this Security:
(i) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner (including, without limitation, the supplying of an Australian Business Number, any appropriate tax file number or other appropriate exemption details), if and to the extent that furnishing such information to the Issuer would
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have reduced or eliminated any taxes, duties, assessments or other governmental charges as to which additional amounts would have otherwise been payable to such holder or beneficial owner; or
(ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, rule, regulation or administrative practice of the Commonwealth (or any territories or political subdivisions or any taxing authority thereof or therein) as a precondition to exemption from all or part of such tax, duty, assessment or other governmental charge; or
(f) any taxes, duties, assessments or other governmental charges that are payable by any method other than withholding or deduction by the Issuer or any Paying Agent from payments in respect of this Security;
(g) any taxes, duties, assessments or other governmental charges that are required to be withheld by any Paying Agent from any payment in respect of this Security if such payment can be made without such withholding by at least one other Paying Agent; or
(h) any withholding, deduction, tax, duty, assessment or other governmental charge which is imposed or withheld on a payment to an individual and is required to be made pursuant to any European Union Directive on taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;
(i) any withholding, deduction, tax, duty, assessment or other governmental charge which is imposed or withheld on a payment with respect to this Security presented for payment by or on behalf of the holder of this Security who would be able to avoid such withholding or deduction by presenting this Security to another Paying Agent in a Member State of the European Union;, or
(j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i);
nor shall additional amounts be paid with respect to any payment in respect of this Security to any holder who is a fiduciary, partnership, limited liability company, fiscally transparent entity or other than the sole beneficial owner of this Security to the extent that a beneficiary or settlor with respect to such fiduciary or a beneficial owner or member of such partnership, limited liability company or fiscally transparent entity or a beneficial owner would not have been entitled to such additional amounts had it been the holder or beneficial owner or sole beneficial owner of this Security.
          Whenever in this Security there is mentioned, in any context, any payment of, or in respect of, the principal of, or any premium or interest on, this Security, such mention shall be deemed to include mention of the payment of additional
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amounts to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Security providing for payment of additional amounts, and any express mention of the payment of additional amounts in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.
          At least 10 days prior to each date on which any payment under or with respect to this Security is due and payable, if the Issuer will be obligated to pay additional amounts with respect to such payment, the Issuer will deliver to the Fiscal Agent and the Paying Agent an Officer’s Certificate (as defined in the Fiscal Agency Agreement) stating the fact that such additional amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Fiscal Agent and such Paying Agent to pay such additional amounts to the holders on the payment date; provided, however, that if 10 days prior to each date on which any such payment is due and payable the amount of such payment has not yet been determined, the Issuer shall notify the Fiscal Agent and the Paying Agent of such amount promptly after such amount has been determined.
          If a Redemption Commencement Date is specified on the face hereof, this Security is subject to redemption, at any time on or after the Redemption Commencement Date, as a whole or in part, at the option of the Issuer, at the Redemption Prices specified on the face hereof (expressed as a percentage of the principal amount of this Security) applicable to the Redemption Period specified on the face hereof, together in the case of any such redemption with accrued interest (unless such date is an Interest Payment Date) to the Redemption Date (but interest installments due on or prior to the Redemption Date will be payable to the holder of record of this Security at the close of business on the relevant record dates).
          If one or more Repayment Dates are specified on the face hereof, this Security will be subject to repayment, at the election of the holder hereof, as a whole and not in part, on a Repayment Date selected by the holder, at the Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Security) applicable to such Repayment Date, together with accrued interest (unless such date is an Interest Payment Date) to the Repayment Date (but interest installments that are due on or prior to the Repayment Date will be payable to the holder of record of this Security at the close of business on the relevant record dates).
          In order to require the Issuer to repay this Security on a Repayment Date, the holder hereof must surrender this Security to a Paying Agent at a Place of Payment not less than 30 calendar days nor more than 45 calendar days prior to the Repayment Date, with the form attached hereto entitled “Option to Elect Repayment” duly completed. Election of repayment shall be irrevocable.
          In the case of any partial redemption of Securities, the Issuer will give the holder written notice of the principal amount of the Securities to be redeemed not less than 30 calendar days nor more than 60 calendar days prior to the Redemption Date from the Outstanding Securities of a like tenor not previously called for redemption, by such method as the Fiscal Agent or Paying Agent shall deem fair and appropriate and
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which may provide for the selection for redemption of portions equal to at least the minimum authorized denomination of such Securities.
          Notwithstanding any provisions to the contrary contained herein, if the face of this Security specifies that an Addendum is attached hereto or that “Other Terms” apply, this Security shall be subject to the terms set forth in such Addendum or such “Other Terms”.
          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof or, if so specified on the face hereof, in an Addendum hereto, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Paying Agent by manual signature, this Security shall not be valid or obligatory for any purpose.
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          In Witness Whereof, the Issuer has caused this instrument to be duly executed.
Dated:

New South Wales Treasury Corporation
By
Name:
Title:

By
Name:
Title:

Paying Agent’s Certificate of Authentication
          This is one of the Securities of the series designated herein and referred to in the within-mentioned Fiscal Agency Agreement.

Citibank, N.A., London Branch as Paying Agent
By
Authorized Signatory

Dated:
Signature Page to Fixed Rate Note

New South Wales Treasury Corporation
[Reverse of Fixed Rate Registered Security]
          This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series in accordance with a Fiscal Agency Agreement, dated as of September 11, 2009 (herein called the “Fiscal Agency Agreement”), among the Issuer and Citicorp International Limited, as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement) and Citibank, N.A., London Branch, as Paying Agent, Transfer Agent and Registrar (herein called the “Paying Agent”, which term includes any successor Paying Agent, transfer agent and registrar under the Fiscal Agency Agreement) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Fiscal Agent, the Paying Agent and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Copies of the Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in Hong Kong. This Security is one of the series (this “series”) designated on the face hereof. The aggregate principal amount of all Securities of this series issued under the Fiscal Agency Agreement is at the date of authentication of this Security limited in aggregate principal amount to U.S.$10,000,000,000 (or the equivalent thereof in any other currency or currencies or currency units or composite currencies) Outstanding at any one time (which amount may be increased at the option of the Issuer if in the future it determines that it may wish to sell additional Securities).
          The Securities of this series are unsecured, direct, unsubordinated and general obligations of the Issuer and will rank equally with all other evidences of unsubordinated indebtedness issued in accordance with the Fiscal Agency Agreement and, except for debts that are required to be preferred by law, with all other unsecured and unsubordinated indebtedness of the Issuer.
          The Securities of this series are issuable in fully registered form and rank pari passu without any discrimination, preference or priority among themselves whatsoever. The Securities of this series are issuable in the authorized minimum denomination of U.S.$2,000 (or the equivalent thereof in any other currency or currencies or currency units or composite currencies) and integral multiples of U.S.$1,000 (or the equivalent thereof in any other currency or currencies or currency units or composite currencies) above that amount.
          The interest payable on any Interest Payment Date shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or, if no interest has yet been paid, from and including the Issue Date), to, but excluding, such Interest Payment Date or the Stated Maturity or such earlier date as the Principal Amount shall become due in accordance with the terms hereof, as the case may be.
          Payments of interest hereon with respect to any Interest Payment Date or at maturity will include interest accrued to but excluding such Interest Payment Date
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and such maturity date, as the case may be. Interest hereon shall be computed on the basis of a 360-day year of twelve 30-day months unless an Alternative Day Count Convention is specified on the face hereof.
          Unless otherwise specified on the face hereof, if any Interest Payment Date for this Security falls on a day that is not a Business Day, the interest payment shall be postponed to the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Interest Payment Date. If the maturity date or any earlier redemption or repayment date with respect to this Security falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity date, redemption or repayment date, as the case may be.
          Unless otherwise specified on the face hereof, for all purposes of this Security, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that (i) is not a day on which banking institutions in The City of New York or the City of Sydney, Australia generally are authorized or obligated by law, regulation or executive order to close, (ii) if the Specified Currency for any payment on this Security is other than U.S. dollars or euros, is not a day on which banking institutions in the Principal Financial Center (as defined below) of the country issuing such Specified Currency generally are authorized or obligated by law, regulation or executive order to close, (iii) if the Specified Currency for any payment on this Security is euros, is a Euro Business Day (as defined below) and (iv) solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such Place of Payment generally are authorized or obligated by law, regulation or executive order to close.
          “Euro Business Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.
          “Principal Financial Center” means the capital city of the country issuing the Specified Currency, except, with respect to Australian dollars, Canadian dollars, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center shall be Sydney, Toronto, Auckland, Johannesburg and Zurich, respectively.
          References in this Security to “U.S. dollars” shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.
          References in this Security to the “euro” shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in all EMU Countries. “EMU Countries” means, at any time, the countries then participating in the European Economic and Monetary Union (or any successor union) that, as of that time, have adopted a single currency pursuant to the Treaty on European
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Union of February 1992 (or any successor treaty), as it may be amended from time to time.
          References in this Security to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Issue Date.
          If the Specified Currency for any payment on this Security is other than U.S. dollars, the Issuer has initially appointed the institution named on the face of this Security as Exchange Rate Agent to act as such agent with respect to this Security, but the Issuer may, in its sole discretion, appoint any other institution (including any affiliate of the Issuer) to serve as such agent from time to time. The Issuer will give the Fiscal Agent and the Paying Agent prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, affiliates of any such agent or affiliates of the Issuer.
          All determinations made by the Exchange Rate Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the holder of this Security and the Issuer. The Exchange Rate Agent shall not have any liability therefor.
          The Issuer shall cause to be kept at the office of the Registrar and any other office or agency designated by the Issuer, a register (the register maintained in such office and in any other office or agency for such purpose being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Securities of this series and registration of transfers or exchanges of such Securities. The Registrar is hereby appointed for the purpose of registering Securities of this series and transfers or exchanges of such Securities as herein provided. The Issuer reserves the right to vary or terminate the appointment of the Fiscal Agent, the Paying Agent or Registrar or of any Transfer Agent or to appoint additional or other Registrars or Transfer Agents or to approve any change in the office through which any Registrar or any Transfer Agent acts; provided, however, that so long as there is any Security of this series Outstanding there will at all times be a Registrar; and provided, further, that if at any time more than one Registrar shall have been appointed with respect to Securities of this series, all such Registrars shall act jointly as Co-Registrars.
          The transfer of this Security is registrable on the Security Register upon presentation at any office or agency at which the Security Register is maintained duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the holder hereof, in person or by such holder’s attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent or a Paying Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of this series, dated the date of authentication thereof, of
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any authorized denominations and of a like aggregate principal amount and tenor. At the option of the holder, this Security may be exchanged for Securities of this series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of this Security for exchange at any office or agency at which the Security Register is maintained. Upon any such surrender of this Security for exchange, the Issuer shall execute, and the Fiscal Agent or a Paying Agent shall authenticate and deliver, the Securities which the holder hereof is entitled to receive. Any registration of transfer or exchange will be effected upon the Fiscal Agent or a Paying Agent being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Issuer may from time to time agree with the Fiscal Agent or a Paying Agent.
          The Issuer shall have the right to require the holder of this Security, as a condition of payment of the principal of or any premium or interest on this Security, to present at the office of the Fiscal Agent or any Paying Agent a certificate in such form as the Issuer may from time to time prescribe, and deliver such certificate to the Fiscal Agent or any Paying Agent in order to comply with applicable law or regulations, to enable the Issuer to determine its duties and liabilities with respect to (i) any taxes, assessments or governmental charges which the Issuer, the Fiscal Agent, any Paying Agent or withholding agent may be required to deduct or withhold from payments in respect of this Security under any present or future law of the Commonwealth or any other jurisdiction or any regulation of any taxing authority thereof or therein and (ii) any reporting or other requirements under such laws or regulations. To the extent not otherwise prohibited by applicable laws and regulations, the Issuer shall be entitled to determine its duties and liabilities with respect to such deduction, withholding, reporting or other requirements on the basis of information contained in such certificate or, if no certificate shall be presented, on the basis of any presumption created by any such law or regulation and shall be entitled to act in accordance with such determinations.
          The Issuer shall not be required (i) during a period beginning at the opening of business 15 days before any selection of Securities of this series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, to issue, register the transfer of or exchange any Security of this series of the tenor which could be selected for redemption pursuant to such selection or (ii) to register the transfer of or exchange any Security of this series, or portion thereof, called for redemption, except the unredeemed portion of any such Security being redeemed in part.
          All Securities of this series issued and authenticated upon any registration of transfer or exchange of this Security shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as this Security. No service charge shall be made for any registration, registration of transfer or exchange of this Security, but the Issuer, Fiscal Agent, Paying Agent or any of their agents require confirmation of payment to the relevant authorities of a sum sufficient to cover any stamp duty or other tax or governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of this Security not involving any registration of a transfer.
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          For purposes of the provisions of the Securities and the Fiscal Agency Agreement, any Security of this series authenticated and delivered pursuant to the Fiscal Agency Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except:
     (i) Securities theretofore cancelled by the Fiscal Agent or a Paying Agent or delivered to the Fiscal Agent or a Paying Agent for cancellation and not reissued by the Fiscal Agent or a Paying Agent;
     (ii) Securities which have been called for redemption in accordance with their terms or which have become due and payable at Stated Maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and premium, if any, and interest thereon shall have been made available to the Fiscal Agent or a Paying Agent;
     (iii) Securities that have been defeased pursuant to the terms hereof;
     (iv) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the Fiscal Agency Agreement, other than any such Securities in respect of which there shall have been presented to the Fiscal Agent or Paying Agent proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Issuer; or
     (v) Securities with respect to which the holder has exercised his right, if any, to require the Issuer to repurchase such Security in whole or in part, but with respect to which the date of such repurchase has not yet arrived;
provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding Securities are present or represented at a meeting of holders of Securities of this series or have voted in favor of or consented to, or have given, any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security (as hereinafter defined) that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Stated Maturity thereof determined as provided below, and (ii) Securities owned by the Issuer shall be disregarded and deemed not to be Outstanding.
          In order to provide for the payment of the principal of and any premium and interest on the Securities of this series as the same become due and payable, the Issuer shall pay to the Fiscal Agent or a Paying Agent, on or prior to each Interest Payment Date and any redemption date and prior to or at Maturity, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, amounts sufficient (with any amounts then held by the Fiscal Agent or Paying Agent and available for the purpose) to pay the principal of and any interest or premium on the Securities of this series becoming due on such date. The Fiscal Agent and all Paying Agents shall hold the amount so paid to
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it in trust and shall apply it to the payment of such principal, interest or premium on such Interest Payment Date or redemption date or at Maturity, as the case may be. Any monies paid by the Issuer to the Fiscal Agent or a Paying Agent for the payment of the principal of and any premium or interest on any Securities of this series and remaining unclaimed at the end of two years after such principal, premium or interest shall have become due and payable (whether at Stated Maturity, upon call for redemption or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent and each Paying Agent with respect thereto shall thereupon cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of and any premium and interest on this Security, subject to any applicable limitation prescribed by law. To the extent permitted by applicable law, the Securities of this series will become void unless presented for payment within a period of ten (10) years following (i) the Maturity of this Security or (ii) if payment in full has not been received by the Fiscal Agent or Paying Agent on or prior to Maturity, the date on which notice is given to holders of the Securities of this series that payment in full has been received.
          In any case where any Interest Payment Date, redemption date or Stated Maturity of this Security shall not be a Business Day at any place of payment, then (notwithstanding any other provision of this Security) payment of principal of or any premium or interest on this Security need not be made at such place of payment on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date or redemption date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, redemption date or Stated Maturity, as the case may be.
          Notwithstanding anything in this Security to the contrary, should the Issuer, on the occasion of the next payment of interest (or payment in the nature of interest) in respect of this Security, be obliged to pay any additional amounts as a result of (i) any change in or any amendment to the laws, regulations or published tax rulings of the Commonwealth, or of any territory or political subdivision or taxing authority thereof or therein affecting taxation, or (ii) any change in the official administration, application or interpretation by any court or tribunal, government or government authority of such laws, regulations or published tax rulings either generally or in relation to this Security or the Guarantee, which change or amendment becomes effective on or after the original issue date of the Securities of this series or which change in official administration, application or interpretation shall not have been available to the public prior to such issue date, the Issuer would be required to pay any additional amounts under this Security and the obligation to pay additional amounts cannot be avoided by the use of commercially reasonable measures available to the Issuer, the Issuer may at its option, redeem all (but not less than all) of the Securities of this series, upon not less than 30 nor more than 60 days’ written notice as provided in the Fiscal Agency Agreement or this Security, at a redemption price equal to 100% of the Outstanding principal amount thereof plus accrued and unpaid interest due thereon up to, but not including, the date fixed for redemption; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such additional amounts were a payment in
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respect of the Securities of this series then due, and (b) at the time any such redemption notice is given, such obligation to pay such additional amounts must remain in effect. Before the Issuer may redeem the Securities, the Issuer must deliver to the Fiscal Agent a legal opinion of counsel with expertise in such matters confirming that the conditions that must be satisfied for redemption have occurred. Any Securities of this series that are redeemed will be cancelled
          Notices by the Issuer to redeem Securities of this series shall be given not less than 30 nor more than 60 days prior to the redemption date in writing mailed, first-class postage prepaid, to each holder of such Securities, or portions thereof, so to be redeemed, at the address of such holder as it appears in the Security Register. If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give such notice to the holders of Securities of this series in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Issuer or by the Fiscal Agent or the Paying Agent on behalf of and at the instruction of the Issuer shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give such notice nor any defect in any such notice given to any particular holder of a Security of this series by the Issuer shall affect the sufficiency of any notice with respect to other Securities of this series. Such notices will be deemed to have been given on the date of such mailing. Notices by the Issuer to redeem Securities of this series shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed (or portion thereof in the case of a partial redemption of a Security), that interest accrued to the date fixed for redemption (unless the redemption date is an Interest Payment Date) will be paid as specified in said notice, and that on and after said date interest thereon will cease to accrue. Such notice shall also state that the conditions precedent, if any, to such redemption have occurred. In addition, in the case of a partial redemption, the notice shall specify the Securities of this series called for redemption and the aggregate principal amount of the Securities of this series to remain Outstanding after the redemption.
          If notice of redemption has been given in the manner set forth above, the Securities of this series so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of such Securities at the place or places specified herein or in such notice such Securities shall be paid and redeemed by the Issuer at the places and in the manner and currency and at the redemption price herein specified together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date; provided, however, that interest installments on such Securities whose Stated Maturity is on or prior to the date fixed for redemption shall be payable to the holders of record of such Securities (or one or more predecessor Securities) at the close of business on the relevant Regular Record Dates referred to on the face hereof. From and after the redemption date, if monies for the redemption of Securities of this series called for redemption shall have been made available at the office of the Fiscal Agent or any Paying Agent for redemption on the redemption date, the Securities of this series called for redemption shall cease to bear interest and the only right of the holders of such
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Securities shall be to receive payment of the redemption price together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date as aforesaid. If monies for the redemption of the Securities of this series are not made available for payment until after the redemption date, the Securities of this series called for redemption shall not cease to bear interest until such monies have been so made available.
          Any Security which is to be redeemed only in part shall be surrendered with, if the Issuer or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Paying Agent duly executed by, the holder thereof or his attorney duly authorized in writing, and the Issuer shall execute, and the Paying Agent shall authenticate and deliver to the registered holder of such Security without service charge, a new Security or Securities of this series of like form and tenor, of any aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the registered Security so surrendered.
          With respect to this Security, “Event of Default” means any one of the following events (whatever the reason for such Event of Default):
     (a) default by the Issuer in any payment of principal of (and premium, if any, on) the Securities of this series when due; or
     (b) default by the Issuer in any payment of interest on the Securities of this series when due and such default shall not have been remedied within thirty (30) days; or
     (c) the Issuer shall fail to duly perform or observe any other term, covenant or agreement contained in the Securities of this series, and such failure continues for a period of thirty (30) days after the date on which written notice of such failure requiring the Issuer to remedy the same shall first have been given to the Fiscal Agent by the holder of any Securities of this series at the time Outstanding provided, however that if the default is not capable of remedy, no notice is required; or
     (d) any indebtedness for borrowed moneys of the Issuer in an amount exceeding ten million Australian dollars (A$10,000,000.00) or its equivalent shall become due and payable prior to its stated maturity or shall not be paid at the maturity thereof after the expiration of any period of grace which may be given in relation thereto; or
     (e) if the Issuer ceases to be a corporate or other entity validly constituted and existing under the Treasury Corporation Act 1983 of New South Wales, or any reenactment thereof or if any other legislation, action or proceeding is validly enacted, taken or instituted by any person or the Government of the Commonwealth of Australia or the State of New South Wales or any governmental or other authority which results in the Issuer ceasing to carry on its business or any substantial part thereof or its establishment or any substantial part thereof being suspended, revoked or repealed, unless either:
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(i) (A)	the Guarantor executes such documents, assumes at the time of cessation all of the obligations of the Issuer under the Securities and obtains all regulatory and governmental approvals and consents necessary to assume such obligations, and does all such other acts and things as shall be necessary for it to assume the obligations of the Issuer under the Securities of this series as if it was named therein as the issuer of such Securities; and

(B)	the interests of the holders of the Securities are not in any way prejudiced by such substitution; or

(ii) (A)	the legislation, action or proceeding also results in or some other legislation results in, a statutory body of the Guarantor or any other body corporate (provided that such statutory body or body corporate enjoys no less financial support from the Guarantor than that enjoyed by the Issuer) succeeding to all powers and any assets and revenues necessary for such statutory body or body corporate to perform the obligations of the Issuer under the Securities of this series;

(B)	such statutory body or body corporate executes such documents, obtains all regulatory and other governmental approvals and consents necessary to assume such obligations and does all such other acts and things as shall be necessary for it to assume the obligations of the Issuer under the Securities of this series as if such statutory body or body corporate was named therein as the Issuer;

(C)	the interests of the holders of the Securities are not in any way prejudiced by such substitution; and

(D)	the Guarantee of the Securities remains in full force and effect and the holders of the Securities remain entitled to the full benefit of the Guarantee in accordance with Section 22A(1) of the PAFA Act or another guarantee by the Guarantor on terms and conditions which are the same or have substantially the same financial effect as the Guarantee provided by the Guarantor on the original issue date of the Securities of this series;
     (f) for any reason the Guarantee by the Guarantor pursuant to Section 22A(1) of the PAFA Act of the due repayment of the principal (and premium, if any) of
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the Securities of this series and the due payment of interest in respect of the Securities of this series and other charges relating to the borrowing by the Issuer evidenced by the Securities of this series ceases to be a valid and binding obligation of the Guarantor or the holders of the Securities of this series cease to be entitled to the full benefit of the Guarantee in accordance with Section 22A(1) of the PAFA Act, or it for any reason becomes unlawful for the Guarantor to perform its obligations under such Guarantee either (i) the Guarantor does not at the time of cessation assume all of the obligations of the Issuer under the Securities of this series or (ii) the Guarantee is not at the time of cessation replaced by another guarantee by the Guarantor on terms and conditions which are the same or have substantially the same financial effect as the Guarantee provided by the Guarantor on the original issue date of the Securities of this series.
          If such an Event of Default occurs and is continuing, then and in every such case the holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series may declare the principal amount of all the Securities of this series (or, if this Security is designated as on Original Issue Discount Security, such portion of the principal amount as may be provided herein) to be due and payable immediately, by a notice in writing to the Issuer and the Fiscal Agent. Upon such a declaration, such principal amount and any accrued interest shall become immediately due and payable.
          The situation described in the preceding paragraph is called a declaration of acceleration of the maturity of the Securities of this series. At any time after a declaration of acceleration with respect to the Securities of this series has been made and before a judgment or decree for payment of money has been obtained by the holders of the Securities of this series, the holders of a majority in aggregate principal amount of the Securities of this series at the time Outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of the accelerated principal, have been cured or waived as provided in the Fiscal Agency Agreement and the Securities of this series.
          The foregoing remedies shall be without prejudice to the rights of each individual holder of Securities of this series to initiate an action against the Issuer for payment of any principal, additional amounts and/or interest past due on any Securities of this series or against the Guarantor for payment under the Guarantee.
          If any mutilated Security of this series is surrendered to the Fiscal Agent or Paying Agent, the Issuer shall execute, and the Fiscal Agent or a Paying Agent shall authenticate and deliver in exchange therefor, a new Security of this series of like tenor and principal amount, bearing a number not contemporaneously Outstanding. If there be delivered to the Issuer and the Fiscal Agent or a Paying Agent (i) evidence to their satisfaction of the destruction, loss or theft of any security of this series, and (ii) such security or indemnity as may be required by them to save each of them and any agent of notice to the Issuer or them harmless, then, in the absence of notice to the Fiscal Agent or a Paying Agent that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent or a Paying Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security, a new
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security of this series of like tenor and principal amount and bearing a number not contemporaneously Outstanding. All expenses and reasonable charges associated with the procuring of such indemnity and with the preparation, authentication and delivery of any new Security under this paragraph shall be borne by the holder of the Security so mutilated, lost, stolen or destroyed and the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent or a Paying Agent) connected therewith. Every new Security issued pursuant to this paragraph in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone. Any new Security delivered pursuant to this paragraph shall be so dated, that neither gain nor lose in interest shall result from such exchange. The provisions of this paragraph are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities of this series.
          If this Security is a Global Security, then, notwithstanding anything in this Security to the contrary, this Security shall only be exchangeable in accordance with the preceding paragraph, in the event of a partial redemption or as provided in this paragraph. If this Security is a Global Security, then this Security shall be exchangeable for Definitive Securities of the same aggregate principal amount if (x) the Depositary, or a nominee thereof, with respect to this Global Security notifies the Issuer in writing that it is unwilling or unable or not qualified to continue as the Depositary for all Global Securities of this series or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and the Issuer is unable to locate a qualified successor within 90 days after receiving such notice (y) the Issuer delivers to the Fiscal Agent a written notice executed by an Authorized Officer that all Global Securities of this series shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Securities of this series.
          If this Security is a Global Security and if the beneficial owners of interests in this Global Security are entitled to exchange interests for Definitive Securities of this series of another authorized form, as provided in the preceding paragraph, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged the Issuer shall deliver to the Fiscal Agent Definitive Securities of this series in an aggregate principal or face amount equal to the principal or face amount of this Global Security executed by the Issuer. If this Security is a Global Security, then, on or after the earliest date on which such interests may be so exchanged, this Global Security shall be surrendered by the Depositary to a Paying Agent, as the Issuer’s agent for such purpose, to be exchanged, in whole or from time to time in part, for Definitive Securities of this series, without charge and the Fiscal Agent or a Paying Agent shall authenticate and deliver, in exchange for each portion of this Global Security, an equal aggregate principal amount of Definitive Securities of this series of authorized denominations and of like tenor as the portion of this Global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of this series and like tenor to be redeemed and ending on the relevant date
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of redemption. If this Security is a Global Security and if this Global Security is exchangeable pursuant to the foregoing, it shall be exchangeable for Securities of this series issuable in the denominations specified herein and registered in such names as the Depositary shall direct. If this Security is a Global Security and if a Security of this series is issued in exchange for any portion of this Global Security after the close of business at the office or agency where such exchange occurs on any Regular Record Date and before the opening of business at such office or agency on the next succeeding Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such Security, but will be payable on such Interest Payment Date only to the person to whom interest in respect of such portion of this Global Security is payable.
          The Fiscal Agent may at any time call a meeting of holders of Securities of this series to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the terms of the Securities of this series to be made, given or taken by holders of Securities of this series or to modify, amend or supplement the terms of the Securities of this series or the Fiscal Agency Agreement as provided in the Fiscal Agency Agreement.
          Subject to the authentication of this Security by the Fiscal Agent or a Paying Agent, the Issuer hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same the valid obligation of the Issuer, have been done and performed and have happened in due compliance with all applicable laws.
          No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.
          The Issuer may at any time purchase and resell Securities of this series in the open market or otherwise and at any price. The Issuer may, at its option, hold, resell or surrender to the registrar for cancellation any Securities of this series purchased by the Issuer.
          Prior to due presentment of this Security for registration of transfer, the Issuer, the Fiscal Agent, the Paying Agent and any agent of the Issuer, the Fiscal Agent or the Paying Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Issuer, the Fiscal Agent, the Paying Agent or any such agent shall be affected by notice to the contrary.
          The Issuer and the Guarantor have appointed CT Corporation System located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon which process may be served in any action based on the Securities, the Guarantee or the Fiscal Agency Agreement which may be instituted in any State or Federal court in the Borough of Manhattan, The City of New York by the
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holder of any Security of this series and the Issuer and the Guarantor have expressly accepted the jurisdiction of any such court in respect of such action. Such appointment, which has been accepted, shall be irrevocable until all amounts in respect of the principal of and any premium and interest due and to become due on or in respect of all the Securities have been paid by the Issuer to the Fiscal Agent or the Paying Agent pursuant to the terms of the Fiscal Agency Agreement and of the Securities of this series and paid or returned to the Issuer as provided in Section 8(b) of the Fiscal Agency Agreement. Notwithstanding the foregoing, the Issuer and the Guarantor have reserved the right to appoint another person located or with an office in the Borough of Manhattan, The City of New York, selected in its discretion, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor the appointment of the prior Authorized Agent shall terminate. If a successor Authorized Agent is appointed, or if for any reason the person appointed ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, the Issuer and the Guarantor will appoint a successor Authorized Agent in accordance with the preceding sentence. The Issuer has agreed to promptly notify the Fiscal Agent in writing of any such appointment of a successor Authorized Agent. The Issuer and the Guarantor will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent addressed to it at the address set forth above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to the Fiscal Agent, together with written notice of such service mailed or delivered to the Issuer at Level 22, Governor Phillip Tower, 1 Farrer Place, Sydney, New South Wales 2000, Australia, Attention: Chief Executive or to the Guarantor at New South Wales Treasury, Level 26, Governor Macquarie Tower, 1 Farrer Place, Sydney, New South Wales 2000, Australia, Attention: Treasurer, as the case may be, shall be deemed, in every respect, effective service of process on the Issuer or the Guarantor, respectively. Notwithstanding the foregoing, any action based on the Securities of this series may be instituted by a holder of a Security of this series in any competent court in the State of New South Wales or any court in the Commonwealth competent to hear appeals therefrom. To the fullest extent permitted by law, the Issuer and the Guarantor have waived irrevocably any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action based on the Securities of this series or the Fiscal Agency Agreement which may be instituted by the holder of any Security of this series in any State or Federal court in the Borough of Manhattan, The City of New York or in any competent court in the State of New South Wales or in the Commonwealth competent to hear appeals therefrom.
          The Issuer will pay all stamp or other documentary taxes and other duties, if any, to which, under the laws of the Commonwealth, the State of New South Wales, or the United States of America or any political subdivision or taxing authority of or in any of the foregoing with respect to the Fiscal Agency Agreement or the issuance of this Security.
          This Security shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of law principles
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thereof (other than Section 5-1401 of the New York General Obligations Law), except that the authorization and execution of this Security shall be governed by the laws of the State of New South Wales of the Commonwealth.
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Option to Elect Repayment
To: New South Wales Treasury Corporation
          The undersigned holder of this Security hereby irrevocably instructs the Issuer to repay this Security in accordance with the terms set forth in this Security. The instruction is being given in exercise of the holder’s option to require repayment of this Security on __________, ___3 as specified in this Security. The undersigned acknowledges that this Option to Elect Repayment will be effective only if the undersigned delivers to a Paying Agent the Security to which this notice relates not less than 30 nor more than 45 days prior to the Repayment Date.
Dated: _____________________________
Name and address of holder:

          Notice: The signature(s) on this Option to Elect Repayment must correspond with the name(s) as written upon the face of this Security in every particular, without alteration or enlargement or any change whatsoever.

[3]	Must be a Repayment Date.

Schedule A
SCHEDULE OF ADJUSTMENTS
     Initial Principal Amount: [•]

			Principal	Notation made
Date	Principal	Principal	amount	on behalf of
adjustment	amount	amount	following	the Security
made	increase	decrease	adjustment	Registrar